UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bio-Path Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒       No fee required.

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)       Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)       Proposed maximum aggregate value of transaction:

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☐        Fee paid previously with preliminary materials.

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210
Bellaire, Texas 77401

November 2, 2018

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2018 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, December 20, 2018 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. A Notice of the Annual Meeting, Proxy Statement and Form of Proxy are enclosed with this letter.

We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope or follow the instructions on the accompanying proxy card to vote via the Internet. We urge you to vote regardless of whether you expect to attend the Annual Meeting so that we may ensure that a quorum is present.

We look forward to seeing you on December 20, 2018.

Sincerely,

/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

BIO-PATH HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 20, 2018

The Annual Meeting of Stockholders (the “Annual Meeting”) of Bio-Path Holdings, Inc. (the “Company”) will be held on December 20, 2018 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. The Annual Meeting is being held for the following purposes:

1.	To elect five (5) directors, each to serve until the 2019 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-20, to be determined by the Board;

3.	To ratify and approve the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 29, 2018 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 for at least ten (10) days prior to the Annual Meeting, and will also be available for inspection at the Annual Meeting.

YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. If you received a hard copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; or (ii) mark, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as promptly as possible. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person. In order to be able to have your vote counted at the Annual Meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

Houston, Texas
November 2, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on
December 20, 2018

This Proxy Statement, Form of Proxy and the Bio-Path Holdings, Inc. Annual Report
on Form 10-K for the Fiscal Year Ended December 31, 2017 Are Available At:
http://www.biopathholdings.com/sec-filings/

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PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF UP TO 1-FOR-20, TO BE DETERMINED BY THE BOARD.	15

Reasons for the Reverse Stock Split	15

Certain Risks Associated with the Reverse Stock Split	15

Determination of Reverse Stock Split Ratio	16

Impact of the Reverse Stock Split, if Implemented	17

Procedure for Effecting the Reverse Stock Split	17

Effect of Reverse Stock Split Resulting in Fractions of A Share	17

Effect on Certificated Shares	17

Effect on Registered “Book-Entry” Holders of Common Stock	18

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold in “Street Name”)	18

Effect of Reverse Split on Number of Shares Outstanding	18

Effect of Reverse Split on Number of Authorized Shares Available for Issuance	18

Anti-takeover Implications of Reverse Stock Split	19

No Going Private Transaction	19

No Appraisal Rights	19

Accounting Matters	20

Certain United States Federal Income Tax Consequences	20

Required Vote	20

Recommendation of the Board	20

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21

Principal Accountant Fees and Services	21

Pre-Approval Policies and Procedures	22

Appointment for 2018	22

Required Vote	22

Recommendation of the Board	23

AUDIT COMMITTEE REPORT	23

OTHER MATTERS	24

Annual Report	24

Stockholder Proposals for 2018 Annual Meeting	24

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BIO-PATH HOLDINGS, INC.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

December 20, 2018

Bio-Path Holdings, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy card in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on December 20, 2018 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to stockholders of the Company on or about November 2, 2018.

The Annual Meeting is being held for the following purposes, as more fully described in this Proxy Statement:

1.	To elect five (5) directors, each to serve until the 2019 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-20, to be determined by the Board;

3.	To ratify and approve the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Holders

You may own common stock of the Company either (i) directly in your name, in which case you are the record holder of such shares, or (ii) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder. If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such record holder.

Quorum and Voting

Only holders of the Company’s common stock as of the close of business on October 29, 2018 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company indirectly through a broker, bank or other nominee (sometimes known as holding shares in “street name”) may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 13,602,294 shares of common stock of the Company issued and outstanding.

We must have a “quorum” to conduct business at the Annual Meeting. In order for there to be a quorum at the Annual Meeting, a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy. Stockholders of record who are present at the Annual Meeting in person or by proxy, including those who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement or by following the instructions described below under the heading “Voting Instructions.” All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

For shares held in “street name” through a broker or other nominee, the broker or nominee is generally required to vote such shares in the manner directed by its customer. In the absence of timely customer direction, the broker or nominee is permitted to exercise voting discretion only with respect to “routine” matters to be acted upon, and is not permitted to exercise voting discretion with respect to “non-routine” matters. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposal One is considered a “non-routine” matter. Proposal Two and Proposal Three are considered “routine” matters.

Required Votes; Effect of Abstentions and Broker Non-Votes

Proposal One: The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors for a term ending upon the 2019 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. A properly executed proxy marked “Withhold Authority” with respect to election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The proxies cannot be voted for a greater number of persons than five.

Proposal Two: The affirmative vote of a majority of the outstanding shares entitled to vote will be required for approval of Proposal Two. A properly executed proxy marked “Abstain” with respect to Proposal Two will not be voted with respect to Proposal Two, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Proposal Two is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Two.

Proposal Three: The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Three which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Three. Stockholder ratification of the selection of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 is not required by our Bylaws or other applicable legal requirement; however, our Board is submitting the selection of BDO to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of BDO, the Audit Committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A properly executed proxy marked “Abstain” with respect to Proposal Three will not be voted with respect to Proposal Three, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Proposal Three is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Three.

Proxies

If you follow the voting instructions under the heading “Voting Instructions” below, your shares will be voted at the Annual Meeting in accordance with the instructions specified in your proxy card. If you submit a proxy card but do not specify in your proxy card how your shares are to be voted, your shares will be voted as follows: (i) FOR the election of the five (5) nominees to the Board listed in the proxy, unless the authority to vote for the election of such nominees is withheld or if no contrary instructions are given; (ii) FOR the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-20, to be determined by the Board; and (iii) FOR the ratification and approval of the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

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Revocation of Proxy

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (i) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 or (ii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the Annual Meeting.

Voting Instructions

You are entitled to one vote at the Annual Meeting for each share of common stock of the Company you owned as of the Record Date. The number of shares you own (and may vote) is listed on your proxy card. You can vote your shares using one of the following methods:

Voting by attending the Annual Meeting. A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If your shares are not registered in your own name (for example, if your shares are held in “street name”), you will need appropriate documentation to confirm your ownership to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company as of the Record Date. You will also need to follow any specific instructions contained in the voting instruction card you received from your broker or other nominee.

Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting via the Internet or by telephone. Many stockholders who hold their shares through a broker or other nominee may have the option to submit their proxies or voting instructions via the Internet or by telephone. If your shares are held in “street name,” you should check the voting instruction card that has been provided to you by your broker or other nominee and follow the instructions that have been provided for Internet or telephone voting on that card. Stockholders of record may vote via the Internet by following the instructions contained in the proxy card.

Holders of shares of common stock are not entitled to cumulative voting rights.

Solicited by Board; Costs

The proxy card accompanying this Proxy Statement is solicited by the Board.

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies by any process other than by mail.

Householding Matters

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and Proxy Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a Proxy Statement either now or in the future, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue Brooklyn, NY 11219, Telephone: (800) 937-5449. Upon written request, the Company will provide a separate copy of this Proxy Statement. In addition, stockholders sharing an address can request delivery of a single copy of Proxy Statements if you are receiving multiple copies upon written request to our Corporate Secretary at the address stated above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding shares of our common stock beneficially owned at October 18, 2018 by: (i) each of our named executive officers (“NEOs”) and directors; (ii) all NEOs and directors as a group; and (iii) each person known by us to beneficially own 5% or more of the outstanding shares of our common stock. The information in this table is based solely on statements in filings with the SEC or other reliable information. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. On February 8, 2018, we effected a reverse stock split of our outstanding shares of common stock at a ratio of 1-for-10, and our common stock began trading on the split-adjusted basis on The Nasdaq Capital Market at the commencement of trading on February 9, 2018. Where applicable, all common stock share and per share amounts in this Proxy Statement have been adjusted to give effect to the 1-for-10 reverse stock split.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Peter H. Nielsen (1) (2)	853,244	6.25%
Douglas P. Morris (1) (3)	353,722	2.48%
Heath W. Cleaver (1) (4)	7,552	*
Mark P. Colonnese (1) (5)	885	*
Paul D. Aubert (1)	-	*
Sabby Volatility Warrant Master Fund, Ltd. (6) c/o Ogier Fiduciary Services (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands	1,246,000	9.36%
All executive officers and directors as a group (7)	1,195,403	8.65%

*Less than 1%

(1)	These are our NEOs and directors.

(2)	Includes 516,444 shares owned of record and 336,800 shares issuable upon the exercise of options that are that are exercisable within 60 days.

(3)	Includes 170,330 shares issuable upon the exercise of options that are exercisable within 60 days. Also includes 160,982 shares held by Hyacinth Resources, LLC and 2,410 shares held by Sycamore Ventures, LLC. Mr. Morris disclaims beneficial ownership of the shares held by Sycamore Ventures, LLC except to the extent of his pecuniary interest therein.

(4)	All 7,552 shares are issuable upon the exercise of options that are that are exercisable within 60 days.

(5)	All 885 shares are issuable upon the exercise of options that are that are exercisable within 60 days.

(6)	Based on a Schedule 13G filed with the SEC on September 25, 2018, Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz have shared voting and investment power with respect to these shares. Sabby Management, LLC and Hal Mintz do not directly own any of the shares. Sabby Management, LLC indirectly owns 1,246,000 shares because it serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Mr. Mintz indirectly owns 1,246,000 shares in his capacity as manager of Sabby Management, LLC.

(7)	Includes 679,836 shares owned of record and 515,567 shares issuable upon the exercise of options currently exercisable or that will be exercisable within 60 days.

4

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of the five (5) directors to serve until the Annual Meeting of Stockholders in 2019 or until their successors have been duly elected and qualified. We currently have nominated five (5) directors, three of whom we consider to be “independent directors” as defined under the listing standards of the Nasdaq Stock Market (“Nasdaq”).

The Board, with the recommendation of the Nominating/Corporate Governance Committee, has unanimously nominated Peter H. Nielsen, Heath W. Cleaver, CPA, Mark P. Colonnese, Paul D. Aubert and Douglas P. Morris for election to the Board at the Annual Meeting. The nominees have indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the accompanying proxy card may be voted for the election of such other person as shall be designated by the Board. The nominated directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of the nominees for director.

Nominees for Directors

The name, age, principal occupation, and other information highlighting the particular experience, qualification, attributes and skills that support the conclusion of the Nominating/Corporate Governance Committee that such nominee for director should serve as a director of the Company are set forth below.

Name	Age	Position	Year First Became Director	Term Expires on the Annual Meeting held in the Year

Peter H. Nielsen	69	Chief Executive Officer; President; Chief Financial Officer; Treasurer; Chairman of the Board; and Director	2008	2018
Heath W. Cleaver, CPA	45	Director	2014	2018
Mark P. Colonnese	63	Director	2017	2018
Paul D. Aubert	48	Director	2018	2018
Douglas P. Morris	63	Director; Secretary	2008	2018

Peter H. Nielsen. Mr. Nielsen co-founded Bio-Path and has served as Bio-Path’s President, Chief Executive Officer, Chief Financial Officer/Treasurer and Chairman of the Board since 2008. At the time of Bio-Path’s establishment in 2007, Mr. Nielsen licensed technology and targets from The University of Texas, MD Anderson Cancer Center and coordinated preclinical development, optimization and manufacturing of Bio-Path’s lead drug candidate, prexigebersen. Over the next eleven years, Mr. Nielsen led the clinical advancement of prexigebersen into Phase II studies, the introduction of additional pipeline candidates and the Company’s public market debut. Prior to co-founding Bio-Path, Mr. Nielsen worked with several other companies, leading turnarounds and developing and executing on strategies for growth. Mr. Nielsen previously served as a director of Synthecon, Inc., a company developing 3D cell culture technology. Before entering the biotechnology sector, Mr. Nielsen was a lieutenant in the U.S. Naval Nuclear Power program where he was director of the physics department and was employed at Ford Motor Company in product development. Mr. Nielsen has a broad background in senior management and has significant negotiating experience. He holds engineering, mathematics and M.B.A. finance degrees from the University of California at Berkeley.

Heath W. Cleaver, CPA. Mr. Cleaver has served as a director of Bio-Path since 2014. Since July 2017, Mr. Cleaver has served as the Chief Financial Officer of Compressor Engineering Corporation, a privately-held independent manufacturer of engine and compressor replacement parts. Mr. Cleaver was previously a consultant providing turn-around management and capital raising services to companies in the oil and gas service sector from 2016 to 2017. From 2015 to 2016, Mr. Cleaver served as the Chief Financial Officer of Global Fabrication Services, Inc. In 2014, Mr. Cleaver served as Chief Financial Officer at Tarka Resources, Inc. From 2011 until 2014, Mr. Cleaver served as Chief Financial Officer of Porto Energy Corp. From 2010 until 2011, Mr. Cleaver served as Chief Accounting Officer of Porto Energy Corp. Mr. Cleaver served as Corporate Controller and then as Vice President and Chief Accounting Officer for BPZ Energy from 2006 to 2010. Beginning in 1997 through 2004, Mr. Cleaver served in various accounting roles, including Financial Controller, at Horizon Offshore Contractors, Inc. Mr. Cleaver is a Certified Public Accountant in the state of Texas and holds a Bachelor’s Degree in Business Administration - Accounting from Texas A&M University.

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Mark P. Colonnese. Mr. Colonnese has served as a director of Bio-Path since 2017. Since September 2018, Mr. Colonnese has served as the Chief Financial Officer of Covanos, Inc., a private biotechnology company focused on cardiovascular diagnostics. From 2015 to February 2018, Mr. Colonnese served as Executive Vice President & Chief Financial Officer of Aviragen Therapeutics, Inc., a Nasdaq-listed biotechnology company focused on the discovery and development of direct-acting antivirals to treat infections that have limited therapeutic options and affect a significant number of patients globally. Mr. Colonnese previously served as Chief Financial Officer of Stealth Biotherapeutics Inc. from 2014 to 2015 and as Executive Vice President & Chief Financial Officer of Transgenomic, Inc. from 2012 to 2014. From 1999 to 2012, Mr. Colonnese served in various roles at Salutria Pharmaceuticals, LLC and its predecessor company, AtheroGenics, Inc., including as Executive Vice President; Commercial Operations and Chief Financial Officer, and Senior Vice President, Finance and Administration. Mr. Colonnese holds a B.S. magna cum laude in Accounting from Ithaca College and an M.B.A. from Fairleigh Dickinson University.

Paul Aubert. Mr. Aubert was appointed to the Board on February 1, 2018. Mr. Aubert is currently Senior Vice President & General Counsel of Anthem Vault, Inc., a gold retail and vaulting business, and also serves as Senior Vice President & General Counsel of AnthemGold, Inc. and Hercules SEZC, positions he has held since March 2018.  From June 2014 to March 2018, he practiced law in a solo law practice and also served as part-time General Counsel to his current employers.  From February 2012 through May 2014, Mr. Aubert served as General Counsel of Pernix Therapeutics Holdings, Inc., a Nasdaq-listed specialty pharmaceutical company. Before that, he was a Shareholder in the Corporate and Securities practice group at Winstead PC, a national law firm headquartered in Dallas, Texas, from 2007 to 2012. Mr. Aubert also served as an attorney in the Corporate and Securities practice groups of several national and international law firms prior to joining Winstead in 2004, including at Andrews Kurth LLP from 1999 to 2004, Weil, Gotshal & Manges LLP from 1998 to 1999 and Jones Walker LLP from 1996 to 1998. Mr. Aubert holds a Juris Doctor and an M.B.A. from Tulane University in New Orleans, Louisiana and a B.A. in History from Louisiana State University - Baton Rouge.

Douglas P. Morris. Mr. Morris is a co-founder of Bio-Path and has served as a director of Bio-Path since 2007 and served as an officer from 2007 to June 2014. Mr. Morris also currently serves as the Director of Investment Relations and the Secretary of Bio-Path. Mr. Morris previously served as a co-founder, Managing Member, and Secretary of nCAP Holdings, LLC (nCAP), a privately held technology based company from September 2013 to January 2016. Between 1993 and 2010, Mr. Morris was an officer and director of Celtic Investment, Inc., a financial services company. Mr. Morris has owned and operated Hyacinth Resources, LLC (“Hyacinth”), a business-consulting firm since 1990 and is also a Managing Member of Sycamore Ventures, LLC, a privately held consulting firm. Mr. Morris has a B.A. from Brigham Young University, and attended the University of Southern California Master’s program in public administration.

Required Vote

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors for a term ending upon the 2019 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. A properly executed proxy marked “Withhold Authority” with respect to election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The proxies cannot be voted for a greater number of persons than five.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the election of the nominees listed above.

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CORPORATE GOVERNANCE

General

Our operations are managed under the broad supervision of the Board, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies. During the year ended December 31, 2017, our Board held three Board meetings and action was taken by unanimous written consent ten times. Each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service. Pursuant to our Corporate Governance Guidelines, we expect our directors to attend our annual meetings of stockholders. Three members of our Board attended our 2017 annual meeting of stockholders.

Board Structure and Role in Risk Oversight

Our Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer; rather, our Board determines from time to time whether it is in the best interests of our company and our stockholders for the roles to be separate or combined. We believe that our Board should have the flexibility to make these determinations in a way that will best provide appropriate leadership for our company. Given the growth of the Company, and the importance of the performance of the Company and the execution of corporate strategy in the Board's considerations and duties, the Board believes that Mr. Nielsen is the person best qualified to serve as the Chairman of the Board. Additionally, it is the view of our Board that having Mr. Nielsen serve in the combined positions of President, Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders. It signals to our employees, suppliers, customers and the investment community that a single person is responsible for providing direction in the management of the Company's operations and growth initiatives. Such a single leader helps avoid the potential for duplication of efforts, for confusing or conflicting senses of direction or for personality conflicts. Moreover, the structure of our Board and committees, the level of independence represented on each, and the experience of our directors balance and complement the combined offices of Chairman, President and Chief Executive Officer. The Board maintains the authority to modify this structure if and when the Board believes such modification would be in the best interests of the Company and its stockholders. The Board has chosen not to appoint a lead independent director at this time.

Our Board’s role in the Company’s risk oversight process includes regular discussions and meetings with members of senior management on areas of material risk to the Company. In addition, our Board plays an important role in risk oversight through direct decision-making authority with respect to significant matters. Significant transactions and decisions require approval by the Board or the appropriate Board committee. Due to the relatively small size of our Board and our executive management team, senior management is able to frequently interact with the full Board. This structure enables the Board and its committees to be closely involved in the risk oversight of the Company.

Director Independence

Our Board is currently comprised of three independent directors and two non-independent directors. The following members of the Board have been identified by the Board as independent under the standards of Nasdaq: Heath W. Cleaver, Paul D. Aubert and Mark P. Colonnese. The Board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

There are no directors on any of our committees who are not independent under the standards of Nasdaq.

Nomination Process

It is our Board’s responsibility to nominate members for election to the Board and to fill vacancies on the Board that may occur between annual meetings of stockholders. The Nominating/Corporate Governance Committee assists the Board by identifying and reviewing potential candidates for Board membership consistent with criteria approved by the Board. The Nominating/Corporate Governance Committee also annually recommends qualified candidates (which may include existing directors) for approval by the Board of a slate of nominees to be proposed for election to the Board at the annual meeting of stockholders.

In the event of a vacancy on the Board between annual meetings of our stockholders, the Board may request that the Nominating/Corporate Governance Committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies, if the Board determines that such vacancies will be filled. Our First Amended and Restated Bylaws (the “Bylaws”) allow for up to fifteen directors. The Board is permitted by the Bylaws to change the number of directors by a resolution adopted by the Board.

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When formulating its recommendations for potential Board nominees, the Nominating/Corporate Governance Committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants or other advisors as the Nominating/Corporate Governance committee or the Board may deem appropriate.

Board membership criteria are determined by the Board, with input from the Nominating/Corporate Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences and characteristics required of Board candidates, taking into account our needs and current make-up of the Board. This assessment should include appropriate knowledge, experience and skills in areas deemed critical to understanding the Company and our business; personal characteristics, such as integrity and judgment; and the candidate’s commitments to the boards of other companies. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

Stockholder Nominations for Directors

The Nominating/Corporate Governance Committee will consider candidates for director nominees that are recommended by our stockholders in the same manner as Board recommended nominees, in accordance with the procedures set forth in our Bylaws. Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 before the deadline set forth in the Bylaws and under the heading, “Stockholder Proposals for 2018 Annual Meeting” below, and should be accompanied by the following information:

•	appropriate biographical information, a statement as to the qualifications of the nominee and any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•	the Proposing Stockholder Information (as defined in the Bylaws).

Board Committees and Other Information

The Board has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, each of which is governed by a charter. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company. In addition to the three standing committees, we also have a Scientific Advisory Board that serves an advisory role to management and the Board. The information below summarizes the functions of each of the committees and the Scientific Advisory Board.

Audit Committee

The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act. The Board has determined that the Audit Committee members have the appropriate level of financial understanding and industry specific knowledge to be able to perform the duties of the position and are financially literate and have the requisite financial sophistication as required by the applicable listing standards of Nasdaq.

The Audit Committee, as permitted by, and in accordance with, its charter, is responsible to periodically assess the adequacy of procedures for the public disclosure of financial information and review on behalf of the Board, and report to the Board, the results of its review and its recommendation regarding all material matters of a financial reporting and audit nature, including, but not limited to, the following main subject areas:

•	financial statement, including management’s discussion and analysis thereof;

•	financial information in any annual information form, proxy statement, prospectus or other offering document, material change report, or business acquisition report;

•	press releases regarding annual and interim financial results or containing earnings guidance;

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•	internal controls;

•	audits and reviews our financial statements; and

•	filings with securities regulators containing financial information, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The Audit Committee appoints and sets the compensation for the independent registered public accounting firm annually and reviews and evaluates such external auditor. This external auditor reports directly to the Audit Committee. The Audit Committee establishes our hiring policies regarding current and former partners and employees of the external auditor. In addition, the Audit Committee pre-approves all audit and non-audit services undertaken by the external auditor.

The Audit Committee has direct responsibility for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services, including the resolution of disagreements between the external auditor and management.

The Audit Committee is comprised of Messrs. Cleaver, Colonnese and Aubert. Mr. Cleaver currently serves as the chair of the Audit Committee. The Board has determined that Mr. Cleaver qualifies as an “audit committee financial expert” under the Exchange Act and that each member of the Audit Committee is an independent director. The Audit Committee meets at least once per fiscal quarter to fulfill its responsibilities under its charter and in connection with the review of the Company’s quarterly and annual financial statements. During the fiscal year ended December 31, 2017, the Audit Committee met four times.

Compensation Committee

The Compensation Committee’s role is to assist the Board in fulfilling its responsibilities relating to matters of human resources and compensation, including equity compensation, and to establish a plan of continuity and development for our senior management. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee periodically assesses compensation of our executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company and such other companies into consideration. All decisions with respect to the compensation of our Chief Executive Officer are determined and approved either solely by the Compensation Committee or together with other independent directors, as directed by the Board. All decisions with respect to non-CEO executive compensation, and incentive-compensation and equity based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval. In addition, the Compensation Committee will, as appropriate, review and approve public or regulatory disclosure respecting compensation, including the Compensation Disclosure and Analysis, and the basis on which performance is measured. The Compensation Committee has the authority to retain and compensate any outside adviser as it determines necessary to permit it to carry out its duties. The Compensation Committee has not to date engaged the services of any executive compensation consultant. The Compensation Committee may not form or delegate authority to subcommittees without the prior approval of the Board.

The Compensation Committee is comprised of Messrs. Cleaver and Colonnese, both of whom are independent under the rules of Nasdaq. Mr. Colonnese is the chair of the Compensation Committee. The Compensation Committee meets as necessary. During the fiscal year ended December 31, 2017, the Compensation Committee met five times and acted by written consent two times.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s charter provides that the responsibilities of such committee include:

•	evaluating, identifying and recommending nominees to the Board;

•	considering written recommendations from our stockholders for nominees to the Board;

•	recommending directors to serve as committee members and chairs;

•	reviewing and developing corporate governance guidelines, policies and procedures for the Board;

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•	reviewing disclosure by the Company of matters within the Nominating/Corporate Governance Committee’s mandate; and

•	reviewing and evaluating the Nominating/Corporate Governance Committee’s charter and efficacy.

The Nominating/Corporate Governance Committee is responsible for, among other things, identifying and recommending potential candidates for nomination to the Board. The Nominating/Corporate Governance Committee receives advice from the Board and will consider written recommendations from the stockholders of the Company respecting individuals best suited to serve as directors, and, when necessary, develops its own list of appropriate candidates for directorships. For a description of the procedures to be followed by stockholders of the Company in submitting recommendations to be considered by the Nominating/Corporate Governance Committee, see the discussion set forth above under the heading titled, “Nominations for Directors.”

The Nominating/Corporate Governance Committee is comprised of Messrs. Cleaver and Colonnese, both of whom are independent under the rules of Nasdaq. Mr. Cleaver is the chair of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee meets at least annually, and otherwise as necessary. During the fiscal year ended December 31, 2017, the Nominating/Corporate Governance Committee met seven times and acted by unanimous written consent one time.

Scientific Advisory Board

The Scientific Advisory Board assists management and the Board on an advisory basis with respect to the research, development, clinical, regulatory and commercial plans and activities relating to research, manufacture, use and/or sale of our drug candidates and products. The Scientific Advisory Board meets on an ad hoc basis and may attend meetings of the Board at the Board’s request. The current members of the Scientific Advisory Board are Jorge Cortes, M.D, who serves as chairman, D. Craig Hooper, Ph.D., Anas Younes, M.D., and Jason Fleming, M.D.

Availability of Committee Charters and Other Information

The charters for our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, as well as our Corporate Governance Guidelines, Employee Code of Business Conduct and Ethics and Code of Business Conduct and Ethics for Members of the Board, are available under the section titled “Corporate Governance” on the Investors page of the Company’s website, www.biopathholdings.com. We intend to disclose any changes to or waivers from the Employee Code of Business Conduct and Ethics that would otherwise be required to be disclosed under Item 5.05 of Form 8-K on our website. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Communications with Directors

Due to the infrequency of communications from stockholders to the Board, we have not adopted a formal process by which stockholders may communicate with the Board. Nevertheless, stockholders or other interested parties may communicate with any director by writing to them c/o Douglas P. Morris, Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 or by sending an e-mail to dmorris@biopathholdings.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that we will not enter into any transactions required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC unless the Audit Committee first reviews and approves the transactions. The Audit Committee is required to review on an ongoing basis, and pre-approve all related party transactions before they are entered into, including those transactions that are required to be disclosed under Item 404 of Regulation S-K. Related party transactions involving a director must also be approved by the disinterested members of the Audit Committee. It is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest. All related party transactions shall be disclosed in our filings with the SEC as required under SEC rules.

In addition, pursuant to our codes of ethics, all employees, officers and directors of ours and our subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with us without approval. Employees and officers are required to provide written disclosure to their supervisors as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one. Directors are required to disclose such information to the Board or as otherwise required by law.

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Since the beginning of our last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at the end of our last two fiscal years, and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement and (ii) the transactions described in the following paragraph.

We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law, our Certificate of Incorporation and our Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of common stock with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Forms 4 or 5 were required, we believe that during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with in a timely manner.

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EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Peter H. Nielsen is the only executive officer of the Company as of the date of this Proxy Statement. Mr. Nielsen has served as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer and Chairman of the Board since 2008. Mr. Nielsen’s age and biographical information are set forth under “Proposal One: Election of Directors” above.

Summary Compensation Table

The following table sets forth information with respect to the compensation of our NEOs for the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Peter H. Nielsen, CEO, CFO,	2017	$475,000	$118,750	$—	$208	(2)	$593,958
President, Chairman, Director	2016	$456,250	$140,000	$1,255,034	$208	(2)	$1,851,492

Ulrich W. Mueller, COO,	2017	$243,306	$75,375	$191,804	$9,972	(3)	$520,457
Secretary (5)	2016	$322,500	$69,825	$1,059,910	$13,970	(4)	$1,466,205

(1)	The amounts reported in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Notes 11 and 10, respectively, to our consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2017 and 2016, for assumptions made by us in such valuation.

(2)	The amounts reported represent life insurance premiums paid by the Company for Mr. Nielsen.

(3)	The amounts reported represent $240 for life insurance premiums paid by the Company for Dr. Mueller and $9,732 for matching contributions under our 401(k) plan.

(4)	The amounts reported represent $320 for life insurance premiums paid by the Company for Dr. Mueller and $13,650 for matching contributions under our 401(k) plan.

(5)	Dr. Mueller resigned from his positions as Chief Operating Officer and Secretary on September 5, 2017.

Outstanding Equity Awards at December 31, 2017

The following table sets forth certain information with respect to outstanding stock option awards of the NEOs for the fiscal year ended December 31, 2017.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mr. Nielsen (2)	150,000	-	-	$14.00	Oct 2018
Mr. Nielsen (3)	150,000	-	-	$4.60	Aug 2023
Mr. Nielsen (4)	23,000	32,200	-	$27.50	April 2026

(1)	Dr. Mueller resigned from his positions as Chief Operating Officer and Secretary on September 5, 2017. All unvested options held by Mr. Mueller at such time were forfeited at the time of such resignation. All vested options held by Mr. Muller at such time expired following a period of three months after the date of such resignation.

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(2)	All of these options granted are fully vested.

(3)	All of these options granted are fully vested.

(4)	Such options vest over a four-year period from the date of grant, April 5, 2016, with one-fourth (1/4) of the options vesting on the first anniversary of each such grant, and the remaining options vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the options over the next three years, based on continuing service to the Company.

DIRECTOR COMPENSATION

The following table presents summary information regarding the compensation of the members of our Board (other than Mr. Nielsen) for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash		Option Awards		All Other Compensation		Total
Heath W. Cleaver	$36,500	(1)	$15,817	(2)	$500	(3)	$52,817
Mark P. Colonnese	$12,500	(1)	$7,478	(2)	$1,000	(3)	$20,978
Douglas P. Morris (4)	$—		$15,817	(5)	$79,520	(6)	$95,337
Michael J. Garrison (7)	$29,000	(1)	$15,817	(2)	$—		$44,817
Amy P. Sing (7)	$27,500	(1)	$15,817	(2)	$—		$43,317

(1)	These amounts reflect cash fees paid to or earned by our non-employee directors for attending Board or committee meetings during the year ended December 31, 2017.

(2)	During 2017, our non-employee directors who were eligible earned or received an annual grant of an option to purchase 2,500 shares of our common stock which was the only grant received by such directors during 2017. The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for assumptions made by us in such valuation.

(3)	The amounts reported represent amounts earned for Board services preformed beyond the normal scope of their Board or committee responsibilities.

(4)	Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations and was appointed as the Company’s Secretary in September 2017. Accordingly, Mr. Morris is no longer considered a non-employee director and does not receive compensation for his services as a member of the Board.

(5)	Option awards granted to Mr. Morris reflect compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations.

(6)	This amount reflects compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations, which includes base salary and certain other benefits.

(7)	Mr. Garrison and Dr. Sing resigned from their respective Board positions on August 10, 2017. All unvested options held by Mr. Garrison and Dr. Sing, respectively, were forfeited at the time of such resignations.

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The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our directors (other than Mr. Nielsen) as of December 31, 2017:

Director	Number of shares underlying outstanding options
Heath W. Cleaver	10,000
Mark P. Colonnese	2,500
Douglas P. Morris	172,778

(1)	Mr. Morris’s outstanding options include 165,278 options earned while serving as an executive officer of the Company. Mr. Morris ceased serving in his officer capacities in June 2014. However, Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations and was appointed as the Company’s Secretary in September 2017. Accordingly, Mr. Morris is no longer considered a non-employee director.

Narrative to Director Compensation Table

In 2017, our non-employee directors received cash and equity compensation in accordance with our non-employee director compensation structure. Directors who are also employed by the Company do not receive compensation for services as a director. We amended our compensation structure for all non-employee directors in August 2017 to include per diem compensation for Board or committee members who spend significant time performing Board or committee service beyond the normal scope of their Board or committee responsibilities. During 2017, our compensation structure for all non-employee directors was as follows:

Cash Compensation for Non-Employee Directors

Non-employee directors received as compensation the following amounts: (i) an annual cash retainer in the amount of $5,000; (ii) $3,000 for each required meeting of the Board attended in person; (iii) $1,500 for each meeting of the Board conducted by telephonic or other electronic communications of duration of 15 minutes or longer; and (iv) $500 for each meeting of the Board of duration less than 15 minutes conducted by telephonic or other electronic communications. Board members must have attended meetings in person or by telephonic or other electronic communications to receive the applicable cash compensation.

Each non-employee director of the Board who was a member of a Board committee also received as compensation the following amounts: (i) $2,000 for each committee meeting attended in person; (ii) $1,500 for each committee meeting conducted by telephonic or other electronic communications of duration of 15 minutes or longer; and (iii) $500 for each committee meeting of duration less than 15 minutes conducted by telephonic or other electronic communications. Committee members must have attended meetings in person or by telephonic or other electronic communications to receive the applicable compensation.

In addition to the foregoing cash compensation for Board and committee members, non-employee directors of the Board who spend significant time performing Board or committee service beyond the normal scope of their Board or committee responsibilities may receive up to $2,500 per diem at the discretion of the Chief Executive Officer of the Company.

Equity Compensation for Non-Employee Directors

Each non-employee director of the Board also received as compensation an annual stock option grant (a “Grant”) of 2,500 shares of our common stock (the “Option Shares”). The exercise price of the Option Shares was determined by the Board and the Option Shares vest over a four-year period from the date of the Grant, with one-fourth (1/4) of the Option Shares vesting on the first anniversary of each such Grant (i.e., 625 Option Shares), and the remaining Option Shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the Option Shares over the next three years (i.e., approximately 52.08 Option Shares per month), based on continuing service to the Company.

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PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A
RATIO OF UP TO 1-FOR-20, TO BE DETERMINED BY THE BOARD.

The Board has unanimously approved, and is recommending that the Company’s stockholders approve, a proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.001 per share, at a ratio of up to 1-for-20, to be determined at the discretion of the Board, subject to the authority of the Board to abandon such reverse stock split. The form of the Certificate of Amendment to effect the reverse stock split is attached hereto as Appendix A (the “Certificate of Amendment”). If this Proposal Two is approved, the Board will have the authority to decide in its discretion, within 12 months from the Annual Meeting, whether to implement the reverse stock split and, if the reverse stock is implemented, the effective date and the precise number of shares to be converted, but under no circumstances would the reverse stock split be greater than 1-for-20. If the reverse stock split is implemented, the number of issued and outstanding shares of our common stock will be reduced in accordance with the conversion selected by the Board. While the Company effected a reverse stock split earlier this year, the Board believes this proposal to be prudent for the reasons explained below. The following discussion is qualified in its entirety by the full text of the Certificate of Amendment, which is hereby incorporated by reference.

Reasons for the Reverse Stock Split

The Board is proposing the reverse stock split to stockholders with the intent of increasing the share price at which our common stock trades for various reasons. In particular, we believe that the reverse stock split could enhance our common stock’s appeal to the financial community, including institutional investors and the general investing public. We believe that many institutional investors and investment funds are reluctant to invest in lower-priced securities and that many brokerage firms may be reluctant to recommend lower-priced securities to their clients. These institutional investors and brokerage firms may hold the perception that lower-priced securities are less promising as investments or are less liquid in the event that an investor wishes to sell its shares. As a result, we believe that the reduction in the number of issued and outstanding shares of our common stock and possible increase in share price caused by the reverse stock split may encourage interest and trading in our common stock and thus possibly result in a broader market for the common stock than that which currently exists.

We also believe that the investors who are unable to or choose not to invest in our company because of our share price may be investors who are more oriented towards fundamentals and have a longer-term investment horizon. We believe that a higher share price and lower outstanding share count will increase the perceived quality and appeal of our common stock for investment purposes and may expand our audience of potential investors in general and increase our stockholder base of investors with longer term investment horizons specifically. In accomplishing this goal, we may also reduce share price volatility.

In addition to proposing the reverse stock split to enhance our common stock’s appeal to the financial community, the Board is also proposing the reverse stock split to stockholders in light of Nasdaq Listing Rule 5550(a)(2), which requires that a company’s common stock have a closing bid price that is greater than or equal to $1.00 per share. If the closing bid price of a company’s common stock is below the minimum $1.00 per share required for continued listing by Nasdaq for thirty consecutive business days, Nasdaq will notify the company and allow the company an initial period of 180 calendar days to regain compliance. An additional 180-day cure period may also be available under certain circumstances. On September 20, 2018, the closing price of our common stock fell below $1.00 and through October 18, 2018 has remained below $1.00. If our common stock trades under $1.00 for a period of thirty consecutive business days, the Company would not be in compliance with Rule 5550(a)(2), which could result in our common stock being delisted from The Nasdaq Capital Market. The Board believes that retaining our listing on The Nasdaq Capital Market is in the best interests of the Company and our stockholders and is crucial to stockholder value and liquidity and our long-term business prospects.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the implementation of the reverse stock split include, without limitation, the following:

•	While the Board believes that a higher share price may help generate investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract institutional investors or investment funds or satisfy the investing guidelines of such investors.

•	Some investors may view the reverse stock split negatively, and there can be no assurance that the reverse stock split will favorably impact the share price of our common stock or that the reverse stock split will not adversely impact the share price of our common stock.

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•	There can be no assurance that the reverse stock split will increase the share price for our common stock. The reverse stock split also may not result in a permanent increase in the share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. For example, on February 8, 2018, we effected a reverse stock split of our outstanding shares of common stock at a ratio of 1-for-10, and our common stock began trading on the split-adjusted basis on The Nasdaq Capital Market at the commencement of trading on February 9, 2018. While our share price increased immediately after effecting such reverse stock split, our share price has since declined to below $1.00 per share.

•	There can be no assurance that we can maintain compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) for our common stock, and there can be no assurance that we will continue to meet the other listing requirements of The Nasdaq Capital Market.

•	Although the reverse stock split will not, by itself, impact our assets or prospects, if the fair market value per share of the common stock does not increase proportionately to the decrease in the number of shares of common stock outstanding, the Company’s aggregate market value will decrease.

•	We will have fewer shares that are publicly traded. As a result, the trading liquidity of our Common Stock may decline.

•	If the maximum 1-for-20 reverse split is authorized and declared, the reverse split would result in holders of fewer than 2,000 shares holding an “odd lot” or less than 100 shares. A securities transaction of 100 or more shares is a “round lot” transaction of shares for securities trading purposes and a transaction of less than 100 shares is an “odd lot” transaction. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

•	Because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The Company could also use authorized but unissued and unreserved shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. We do not currently have any plans, proposals, or arrangements at this time to issue any of the additional authorized shares of common stock realized as a result of a reverse stock split for any future acquisitions or financings or any other purpose.

Determination of Reverse Stock Split Ratio

If the Board elects to implement the reverse stock split, the Board will take into consideration various factors in determining the final reverse stock ratio, including, without limitation:

•	the historical trading price and trading volume of our common stock;

•	the immediate impact of a reverse stock split on the share price;

•	price fluctuations caused by current market conditions;

•	the number of shares outstanding immediately before and immediately after the reverse stock split;

•	the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2);

•	the Company’s additional funding requirements; and

•	the amount of the Company’s authorized but unissued common stock.

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Impact of the Reverse Stock Split, if Implemented

It is recommended that the stockholders authorize the Certificate of Amendment to give authorization to the Board to approve and cause our management effect up to a 1-for-20 reverse stock split of our common stock at any time until December 20, 2019, subject to the authority of the Board to abandon such reverse stock split. Assuming that a reverse stock split would cause the trading price of our common stock to increase in the same proportion as the amount of the split, a reverse stock split would result in a proportionate increase in the quoted bid price of the common stock. On October 18, 2018, our common stock closed at a price of $0.54 with a trading volume of 158,562 shares. The average daily trading volume for our common stock for the three months ending October 18, 2018 was approximately 188,491 shares. Assuming a direct correlation between the number of shares before and after the reverse stock split, we expect that the new average daily trading volume for our common stock will be approximately 9,425 shares if the Board elects to effect a 1-for-20 reverse stock split.

For example, if the Board elects to effect a 1-for-20 reverse stock split, each 20 issued shares of our common stock held on the effective date will automatically be converted into one share of common stock. The reverse stock split conversion ratio would also have a proportionate effect on (i) shares of common stock issuable upon the exercise of outstanding stock options (and the respective exercise prices of the stock options would increase by a factor equal to the inverse of the split conversion ratio), (ii) the shares reserved under our 2017 Stock Incentive Plan, and (iii) the shares of common stock issuable upon the exercise of our outstanding warrants (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split conversion ratio). The reverse stock split would not alter the rights associated with our common stock nor would it change the number of authorized shares of common stock. As explained below, no fractional shares will be issued.

Procedure for Effecting the Reverse Stock Split

When and if the Board decides to implement the reverse stock split at any time before December 20, 2019, the Company will promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment (referred to as the “reverse stock split effective date”). Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Appendix A to this Proxy Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable conversion ratio for the reverse stock split.

After the reverse stock split effective date, our common stock will have a new CUSIP number, which is a number used to identify our securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.

After the reverse stock split effective date, we will continue to be subject to periodic reporting and other requirements of the Exchange Act. Unless our common stock is delisted by Nasdaq because of our failure to comply with the $1.00 minimum bid price requirement, our common stock will continue to be listed on The Nasdaq Capital Market under the symbol “BPTH.”

Effect of Reverse Stock Split Resulting in Fractions of A Share

No fractional shares of common stock will be issued in connection with the reverse stock split. If as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive one whole share in lieu of the issuance of any such fractional share.

Effect on Certificated Shares

As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. We expect our transfer agent, American Stock Transfer & Trust Company, LLC, to serve as our exchange agent to facilitate the exchange of stock certificates. Stockholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of the common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange the stockholder’s Old Certificates. Stockholders will then receive the New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

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If any Old Certificates have a restrictive legend on the back of the Old Certificates, the New Certificate(s) will be issued with the same restrictive legends that are on the back of the Old Certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT.

STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Effect on Registered “Book-Entry” Holders of Common Stock

Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold in “Street Name”)

Upon the effectiveness of the reverse stock split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect of Reverse Split on Number of Shares Outstanding

The following table sets forth the number of shares of our common stock outstanding after certain potential reverse stock split ratios ranging from 1-for-2 to 1-for-20, based on 13,602,294 shares of common stock outstanding as of October 18, 2018. The numbers shown below assume that fractional shares are rounded up to one whole share in accordance with the description set forth under the heading “Effect of Reverse Stock Split Resulting in Fractions of A Share.”

Potential Reverse Stock Split	Post-Split Common Stock Shares Outstanding
1-for-2	6,801,147
1-for-5	2,720,459
1-for-10	1,360,230
1-for-15	906,820
1-for-20	680,115

Effect of Reverse Split on Number of Authorized Shares Available for Issuance

As of October 18, 2018, we had a total of 5,514,808 of our 200,000,000 authorized shares of common stock either issued or reserved for (i) exercise of options granted under the 2007 Stock Incentive Plan; (ii) exercise of options granted or future grants available under the 2017 Stock Incentive Plan; and (iii) exercise of outstanding warrants. The table below illustrates the effect on the number of authorized shares of the common stock available for issuance as a result of certain potential reverse stock split ratios ranging from 1-for-2 to 1-for-20, based on 13,602,294 shares of common stock outstanding as of October 18, 2018. While the number of authorized shares remains constant, the effect of a reverse split would result in an increased number of available authorized unissued and unreserved shares. The numbers shown below assume that fractional shares are rounded up to one whole share in accordance with the description set forth under the heading “Effect of Reverse Stock Split Resulting in Fractions of A Share.”

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Potential Reverse Stock Split	Post-Split Common Stock Issued or Reserved(1)	Authorized Common Stock	Unissued and Unreserved Post- Split Common Stock Available
1-for-2	9,558,551	200,000,000	190,441,449
1-for-5	3,823,421	200,000,000	196,176,580
1-for-10	1,911,711	200,000,000	198,088,290
1-for-15	1,274,474	200,000,000	198,725,527
1-for-20	955,856	200,000,000	199,044,145

(1) Includes (i) 13,602,294 pre-split shares of common stock issued and outstanding as of October 18, 2018; (ii) 746,331 pre-split shares of common stock reserved for exercise of options granted under the 2007 Stock Incentive Plan and the 2017 Stock Incentive Plan; (iii) 802,000 pre-split shares of common stock reserved for future grants available under the 2017 Stock Incentive Plan; and (iv) 3,966,477 pre-split shares of common stock reserved for exercise outstanding warrants, as of October 18, 2018.

Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by the Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

The actual reverse stock split ratio shall be determined by the Board based upon, among other things, the factors set forth above under “Determination of Reverse Stock Split Ratio.” We do not believe that a reverse stock split at any of the proposed ratios would reduce, to any significant extent, the number of stockholders of record (which does not include stockholders holding shares in “street name”).

Anti-takeover Implications of Reverse Stock Split

As a result of a reverse stock split, the number of authorized, but unissued shares of our common stock will increase as shown in the table above. As of October 18, 2018, we had 180,882,898 shares of authorized, unissued and non-reserved shares of our common stock available for issuance. If the maximum reverse split ratio of 1 share for each 20 existing outstanding shares is adopted by the Board following adoption of this Proposal Two by the stockholders, then the number of authorized, unissued and non-reserved shares of our common stock available for issuance would increase to 199,044,145 shares. Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the reverse split is to increase the share price at which our common stock trades for the reasons set forth above under “Reasons for the Reverse Stock Split,” and not to construct or enable any anti-takeover defense or mechanism on our behalf. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the reverse stock split, this transaction is not the first part of a Rule 13e-3 Going Private Transaction as defined in paragraph (a)(3)(i) of that regulation, as the reverse stock split proposal is primarily for the purpose to increase the share price at which our common stock trades for the reasons set forth above under “Reasons for the Reverse Stock Split.”

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to the Company’s Certificate of Incorporation to effect the reverse stock split, and the Company will not independently provide stockholders with any such right.

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Accounting Matters

The par value of our common stock will remain unchanged at $0.001 per share following the reverse stock split. The capital account of the Company will also remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of the reverse split.

Certain United States Federal Income Tax Consequences

The reverse stock split of our common stock should constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, stockholders should not recognize gain or loss upon the reverse stock split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split (including any fraction of a new share deemed to have been received) should equal the aggregate tax basis of the shares of common stock surrendered, and such stockholder’s holding period for the shares of the common stock received should include the holding period for the shares of the common stock surrendered. Stockholders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

Required Vote

The affirmative vote of a majority of the outstanding shares entitled to vote is required to approve this Proposal Two. A properly executed proxy marked “Abstain” with respect to Proposal Two will not be voted with respect to Proposal Two, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Proposal Two is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Two. For the approval of Proposal Two, you may vote “FOR” or “AGAINST” or abstain from voting.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of up to 1-for-20, to be determined by the Board.

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PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Company’s independent registered public accounting firm being recommended to stockholders for ratification for the fiscal year ending December 31, 2018 is BDO USA, LLP (“BDO”). The Company’s independent registered public accounting firm for the period beginning January 1, 2016 and ending July 28, 2016 was Mantyla McReynolds LLC (“Mantyla McReynolds”). We received notice from Mantyla McReynolds on July 28, 2016, that Mantyla McReynolds merged with BDO, and that as a result, Mantyla McReynolds would not stand for reappointment as our independent registered public accounting firm for the fiscal year ended December 31, 2016. On July 29, 2016, we engaged BDO as our new independent registered public accounting firm for and with respect to the fiscal year ended December 31, 2016. The engagement of BDO was approved by our Audit Committee on July 29, 2016.

Mantyla McReynolds did not issue a report on our consolidated financial statements for the fiscal year ended December 31, 2016. During the interim period from January 1, 2016 through July 28, 2016, there were (i) no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds, would have caused Mantyla McReynolds to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the interim period from January 1, 2016 through July 28, 2016, neither the Company nor anyone acting on our behalf consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions, or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Audit services provided by Mantyla McReynolds and BDO during the 2017 and 2016 fiscal years included the audit of our annual financial statements and services related to filings with the SEC and other regulatory bodies.

Principal Accountant Fees and Services

For the interim period from January 1, 2016 through July 28, 2016, Mantyla McReynolds, as our independent registered public accounting firm during such time, billed the approximate fees set forth in the first table below. During the interim period from July 29, 2016 through December 31, 2016, and for the fiscal year ended December 31, 2017, BDO, as our independent registered public accounting firm during such time, billed the approximate fees set forth in the second table below. The Board has considered the respective services provided by Mantyla McReynolds and BDO and has concluded that such services are compatible with the independence of Mantyla McReynolds and BDO as our principal accountants during the respective periods.

For the fiscal years 2017 and 2016, the Board pre-approved all services described in the footnotes to the tables below.

The table below sets forth the aggregate fees billed to the Company by Mantyla McReynolds for services rendered for the interim period from January 1, 2016 through July 28, 2016 (in thousands).

January 1, 2016 – July 28, 2016
Audit fees (1)	$86
Audit-related fees (2)	—
Tax fees (3)	—
All other fees (4)	—
Total	$86

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting, reviews of the interim condensed consolidated financial statements included in quarterly filings, and services that are normally provided by Mantyla McReynolds in connection with statutory and regulatory filings or engagements, including consents, except those not required by statute or regulation.

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(2)	Audit-related fees consist of fees billed by Mantyla McReynolds for assurance and related services. These fees include services provided in conjunction with due diligence services and employee benefit plan audits.

(3)	Tax fees consist of fees billed for professional services rendered by Mantyla McReynolds for state and federal tax compliance and advice, and tax planning.

(4)	All other fees consist of fees billed by Mantyla McReynolds for professional services other than those relating to audit fees, audit-related fees and tax fees.

The table below sets forth the aggregate fees billed to the Company by BDO for services rendered for the fiscal year ended December 31, 2017 and for the interim period from July 29, 2016 through December 31, 2016 (in thousands).

	December 31, 2017	July 29, 2016 – December 31, 2016
Audit fees (1)	$232	$71
Audit-related fees (2)	—	—
Tax fees (3)	4	3
All other fees (4)	—	—
Total	$236	$74

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2016 and 2017 and of our internal control over financial reporting for the fiscal year ended December 31, 2016, reviews of the interim condensed consolidated financial statements included in quarterly filings, and services that are normally provided by BDO in connection with statutory and regulatory filings or engagements, including consents, except those not required by statute or regulation.

(2)	Audit-related fees consist of fees billed by BDO for assurance and related services. These fees include services provided in conjunction with due diligence services and employee benefit plan audits.

(3)	Tax fees consist of fees billed for professional services rendered by BDO for state and federal tax compliance and advice, and tax planning.

(4)	All other fees consist of fees billed by BDO for professional services other than those relating to audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted any blanket pre-approval policies and procedures. Instead, the Audit Committee will pre-approve the provision of all audit or non-audit services.

Appointment for 2018

The Audit Committee approved the selection of BDO as our independent registered public accounting firm for the 2018 fiscal year and is asking stockholders for ratification of their selection. A representative of BDO may be present at the Annual Meeting. If a representative is not present at the Annual Meeting, however, we anticipate that a representative of BDO will be available telephonically and will have an opportunity to make a statement, if he or she desires to do so, and will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

Required Vote

The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Three which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Three. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement; however, our Board is submitting the selection of BDO to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of BDO, the Audit Committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A properly executed proxy marked “Abstain” with respect to Proposal Three will not be voted with respect to Proposal Three, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Proposal Three is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Three.

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Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the ratification of the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the Company’s financial statements, and the independent auditors are responsible for the examination of those statements.

In keeping with its responsibilities, the Audit Committee has met and held discussions with management and BDO, our independent registered public accounting firm, to ascertain compliance with Section 404 of the Sarbanes-Oxley Act and to perform the internal audit function. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and BDO both with and without management present. In addition, the Audit Committee has discussed with BDO all communications required by generally accepted auditing standards, including those required to be discussed by standards as currently in effect adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received written disclosures and the letter from our independent registered public accounting firm required by the PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with our independent registered public accounting firm matters pertaining to their independence. The Audit Committee has discussed with our independent auditors all relationships between the auditors and the Company that may bear on the auditor’s independence and any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

Based on the Audit Committee’s discussions with management and our independent auditors, and the Audit Committee’s review of the audited financial statements, representations of management and the report of the independent registered accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC. The Audit Committee appointed BDO as the independent registered public accounting firm for the fiscal year ending December 31, 2018, subject to stockholder ratification.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Heath W. Cleaver (Chair) Mark P. Colonnese Paul D. Aubert

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OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the accompanying proxy card will vote on such matters according to their best judgment.

Annual Report

A copy of our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2017, accompanies this Proxy Statement and is available on our website at http://www.biopathholdings.com/sec-filings/, but is not to be deemed a part of the proxy soliciting material.

Stockholder Proposals for 2018 Annual Meeting

The date by which stockholder proposals must be received by the Company for inclusion in our Proxy Statement and Form of Proxy for the 2019 Annual Meeting is July 5, 2019. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2019 Annual Meeting of stockholders must also be received by us no later than October 21, 2019, in order that they may be considered at that meeting. The proxy solicited by the Board for the 2018 Annual Meeting will confer discretionary authority to vote on any proposal presented by a stockholder, and required or permitted to be voted on, at that meeting for which the Company has not been provided with notice on or prior to this date.

By Order of the Board

/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy card. Please see the instructions on the proxy and voting instruction card. Submitting a proxy card or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

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APPENDIX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
BIO-PATH HOLDINGS, INC.
(a Delaware corporation)

Bio-Path Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.       This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on December 31, 2014, as amended (the “Certificate of Incorporation”).

2.       The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The amendment amends the Certificate of Incorporation as follows:

Section 4.01 of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000), of which Two Hundred Million (200,000,000) shall be designated as Common Stock, par value $0.001 per share (“Common Stock”), and Ten Million (10,000,000) shall be designated as Preferred Stock, par value $0.001 per share (“Preferred Stock”).

Effective as of 5:00 p.m. Eastern Time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [up to 20, as determined by the Board] shares of Common Stock  issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). There shall be no fractional shares issued in connection with the Reverse Stock Split. A holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive one full share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock ( an “Old Certificate”) that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests described above.”

3.       The requisite stockholders of the Corporation have duly approved this Certificate of Amendment in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the date set forth below.

Dated: ____________________	BIO-PATH HOLDINGS, INC.

By:________________________________________
Name: Peter H. Nielsen
Title: President and Chief Executive Officer

A-1

ANNUAL MEETING OF STOCKHOLDERS OF BIO-PATH HOLDINGS, INC. December 20, 2018 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.biopathholdings.com/sec-filings/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20433030000000000000 2 122018 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: O Peter H. Nielsen O Heath W. Cleaver O Mark P. Colonnese O Paul D. Aubert O Douglas P. Morris INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-20, to be determined by the Board. FOR AGAINST ABSTAIN 3. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying Proxy Statement. Signature of Shareholder Date Signature of Stockholder Date Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

BIO-PATH HOLDINGS, INC. PROXY Proxy Solicited by the Board for the Annual Meeting of Stockholders to be held December 20, 2018 The undersigned hereby appoints Peter H. Nielsen and Douglas P. Morris, or either one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Bio-Path Holdings, Inc. (the “Company”) to be held on December 20, 2018 at 4:00 p.m., Central Standard Time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as they may come before the meeting. (Continued and to be signed on the reverse side)